UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024 (August 14, 2024)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described below in Item 5.03, on August 14, 2024 Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), effected a reverse stock split of the Company’s common stock at a ratio of one-for-one hundred (the “Reverse Stock Split”).

The Company believes that effecting the Reverse Stock Split will assist in its efforts to meet the Nasdaq continued listing standards and to continue to have its common stock remain listed and traded on Nasdaq. In particular, we expect that the Reverse Stock Split will increase the per share bid price of its common stock above the $1.00 required by Nasdaq’s Minimum Bid Price Requirement.

Following the Reverse Stock Split, the Company’s issued and outstanding shares of common stock were decreased from approximately 102 million pre-split shares to 1.023 million post-split shares, and the Company’s publicly held or “free float” shares were reduced to approximately 1.021 million shares.

Item 3.03 Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2024, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split of the Company’s common stock at a ratio of one-for-one hundred.

The Certificate of Amendment provides that the Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on August 14, 2024 (the “Effective Time”), at which time every one hundred shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of common stock, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued.

Trading of the Company’s common stock on Nasdaq on a split-adjusted basis commenced at market open on August 15, 2024. The new CUSIP number for the common stock following the Reverse Stock Split is 043635804.

Following the Reverse Stock Split, the Company’s issued and outstanding shares of common stock were decreased from approximately 102.3 million pre-split shares to 1.023 million post-split shares. The Reverse Stock Split did not change the number of authorized shares of the Company's common stock, which remains at 500 million shares.

The reverse stock split will also apply to the Company’s common stock issuable upon the exercise of its outstanding warrants, stock options and restricted stock units, with proportionate adjustments to be made to the exercise prices thereof and under the Company’s equity incentive plans.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated August 13, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

August 19, 2024	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer